FOR IMMEDIATE RELEASE	CONTACT: Chris Allen
ATTN: Business/Financial Editors	(312)917-8331
christopher.allen@nuveen.com

Natalie Brown
(312)917-8077
natalie.brown@nuveen.com
Nuveen Investments Reports 2nd Quarter Earnings
And Assets Under Management of $172 Billion
Chicago, IL, July 26, 2007— Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services, today reported second quarter earnings of $48.6 million, up 5% from the prior year. Second quarter earnings per share (diluted) were $0.58, an increase of 4% from a year ago. The Company’s second quarter operating revenues of $204.3 million increased 19% over the prior year with advisory fee income up 17% year over year. Current quarter results include approximately $9 million in structuring fees and related costs incurred on closed-end funds launched during the quarter, which adversely affected earnings per share by $0.07 on a fully-diluted basis.
Second quarter gross sales were $7.8 billion. Gross sales in the period were comprised of $2.6 billion in institutional separate accounts, $2.3 billion in retail managed accounts, $1.9 billion in mutual funds and $1.1 billion in closed-end funds. Net flows were $1.9 billion.
Total assets under management increased to $171.6 billion at June 30, 2007, from $149.0 billion a year ago and from $161.6 billion at the beginning of the year. The 15% increase in assets under management over the prior year was driven by $9.3 billion of net flows, $12.9 billion of market appreciation and $0.4 billion from the acquisition of HydePark Investment Strategies (“HydePark”). From the beginning of the year, assets under management increased by $10.0 billion due to $4.9 billion of net flows, $4.7 billion of market appreciation and $0.4 billion from the acquisition of HydePark.
Commenting on the Company’s results, John Amboian, CEO of Nuveen Investments, said, “We are pleased to report another quarter of high-quality growth in revenue, earnings, and assets under management. We continue to make solid progress toward our objective of building a world-class institutional investment foundation that leverages a highly-respected and scaled high-net-worth and retail product, relationship and service franchise. Institutional sales across our investment teams were $2.6 billion this quarter, with net flows of $1.4 billion.
“In retail managed accounts gross sales of $2.3 billion declined approximately 50% compared to the prior year driven by our decision last year to close our Tradewinds international offering to new investors in managed accounts. Net outflows of $1.3 billion for the quarter were the result of Rittenhouse outflows and redemptions in our closed investment strategies at NWQ and Tradewinds. We remain in a transition period in our retail managed account business as we continue to ramp up other strategies, incubate new strategies and redeploy existing capacity to higher fee private-client and institutional platforms and channels.
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Nuveen Investments Reports Record 2nd Quarter Earnings — Page 2
“We also continued our increased focus on mutual funds, which grew to over $20 billion in assets under management. Mutual fund sales for the quarter were a record $1.9 billion, a 23% increase compared to prior year. Net flows of $0.6 billion were somewhat softer than in recent quarters as a result of current quarter redemptions in our high-yield municipal fund and our international value fund due to rebalancing of asset-allocation portfolios by two broker-dealers. In addition, we raised approximately $850 million in April in a new multi-currency income closed-end fund offering, and in June we raised approximately $300 million in a new closed-end fund offering, the Nuveen Tax-Advantaged Dividend Growth Fund.
“Our broadening investment capabilities and our diversified asset base position us well for continued growth,” said Amboian. “We ended the quarter with equity assets accounting for 53% of our total assets and municipal and taxable income-oriented portfolios comprising 37% and 10% of our total assets, respectively.”
Nuveen Investments will make available today at 10 a.m. central time a pre-recorded call discussing its second quarter results. To access this pre-recorded call, please visit the investor relations section of the Company’s website at www.nuveen.com.
As previously announced, on June 20, 2007 the Company entered into an agreement to be acquired by private equity investors led by Madison Dearborn Capital Partners. Pursuant to this agreement and subject to the terms and conditions therein, each outstanding share of the Company’s common stock (other than dissenting shares) will be acquired for $65.00 in cash.
Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Nuveen, Santa Barbara, Tradewinds, Rittenhouse and Symphony. In total, the Company manages $172 billion in assets as of June 30, 2007. Nuveen Investments is listed on the New York Stock Exchange and trades under the symbol “JNC.”
Certain statements made by the Company in this release are forward-looking statements. The Company’s actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, the Company’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company’s filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.
IMPORTANT LEGAL INFORMATION
Nuveen Investments, Inc. (Nuveen) intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to holders of Nuveen’s common stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Nuveen.
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Nuveen Investments Reports Record 2nd Quarter Earnings — Page 3
Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of the General Counsel.
Nuveen, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen’s common stock. Information regarding Nuveen’s directors and executive officers is available in the proxy statement filed with the SEC by Nuveen on April 6, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC.
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Financial Table Follows

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2006 and the Quarter Ended June 30, 2007
In thousands, except share data

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
REVENUES:

Investment advisory fees from assets under management (1)	$156,275	168,923	176,925	183,725	685,847
Product distribution	1,237	733	1,697	1,077	4,745
Performance fees/other revenue	2,635	2,519	3,284	10,798	19,236
Total operating revenues	160,146	172,175	181,906	195,600	709,828

EXPENSES:

Compensation and benefits	53,821	59,646	72,911	77,307	263,686
Advertising and promotional costs	2,670	2,676	3,728	4,427	13,500
Occupancy and equipment costs	5,931	5,975	6,032	6,246	24,184
Amortization of intangible assets	1,673	2,798	1,995	1,967	8,433
Travel and entertainment	2,108	2,677	2,290	3,082	10,158
Outside and professional services	7,144	7,543	7,411	8,713	30,811
Minority interest expense	1,481	1,607	1,398	1,744	6,230
Other operating expenses	5,758	9,083	9,324	7,618	31,782
Total operating expenses	80,586	92,004	105,089	111,104	388,783

OTHER INCOME/(EXPENSE)	2,329	3,286	6,721	3,391	15,726

NET INTEREST EXPENSE	(8,345)	(7,389)	(6,678)	(5,753)	(28,166)

INCOME BEFORE TAXES	73,544	76,068	76,859	82,134	308,605

INCOME TAXES:

Federal	24,122	24,950	24,901	25,975	99,948
State	4,560	4,716	5,775	5,925	20,976
Total income taxes	28,682	29,666	30,676	31,900	120,924

NET INCOME	$44,862	46,402	46,183	50,234	187,680

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,804	78,028	77,669	77,908	77,852
Diluted	83,044	83,069	82,934	83,401	83,148

EARNINGS PER SHARE:

Basic	$0.58	0.59	0.59	0.64	2.41
Diluted	$0.54	0.56	0.56	0.60	2.26

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
GROSS SALES (in millions):

Mutual funds	$1,347	1,505	1,374	1,416	5,642
Managed accounts-retail	7,230	4,875	2,500	2,517	17,122
Managed accounts-institutional	1,532	2,581	2,450	2,183	8,747
Closed-end funds	—	226	369	—	595
Total funds and accounts	$10,109	9,187	6,694	6,116	32,106

NET FLOWS (in millions):

Mutual funds	$864	856	886	1,015	3,622
Managed accounts-retail	4,114	2,178	(454)	(350)	5,488
Managed accounts-institutional	932	1,811	1,590	1,275	5,607
Closed-end funds	(6)	228	380	15	616
Total funds and accounts	$5,903	5,072	2,402	1,955	15,332

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$136,117	145,017	148,994	154,167	136,117
Acquisition of HydePark accounts	—	—	—	—	—
Sales — funds and accounts	10,109	9,187	6,694	6,116	32,106
Dividend reinvestments	64	86	102	247	498
Redemptions and withdrawals	(4,269)	(4,200)	(4,394)	(4,409)	(17,272)
Total net flows into funds and accounts	5,903	5,072	2,402	1,955	15,332
Appreciation/ (depreciation) of managed assets	2,997	(1,096)	2,771	5,487	10,160
End of period	$145,017	148,994	154,167	161,609	161,609

RECAP BY PRODUCT TYPE:
Mutual funds	$15,398	16,133	17,407	18,532
Closed-end funds	51,813	51,388	52,791	52,958
Managed accounts-retail	53,651	55,277	55,633	58,556
Managed accounts - institutional	24,154	26,195	28,335	31,563
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY MANAGER:
Nuveen	$75,005	75,072	77,195	78,328
NWQ	31,806	32,145	33,066	35,564
Rittenhouse	5,072	4,159	3,687	3,519
Santa Barbara	4,037	4,169	4,429	4,576
Symphony	6,247	6,870	7,168	7,651
Tradewinds	22,850	26,579	28,623	31,970
HydePark	—	—	—	—
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY STYLE:
Equity-based	$69,964	73,636	76,773	82,772
Municipals	60,585	60,643	62,765	63,751
Taxable income-oriented	14,468	14,715	14,629	15,086
Total assets under management	$145,017	148,994	154,167	161,609

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
REVENUES:

Investment advisory fees from assets under management (1)	$189,716	197,981	—	—	387,697
Product distribution	1,422	2,152	—	—	3,575
Performance fees/other revenue	5,689	4,133	—	—	9,822
Total operating revenues	196,827	204,266	—	—	401,093

EXPENSES:

Compensation and benefits	73,475	75,009	—	—	148,485
Advertising and promotional costs	3,391	4,258	—	—	7,648
Occupancy and equipment costs	6,741	6,638	—	—	13,379
Amortization of intangible assets	1,967	2,036	—	—	4,003
Travel and entertainment	2,185	2,676	—	—	4,861
Outside and professional services	8,005	8,387	—	—	16,393
Minority interest expense	2,335	2,043	—	—	4,377
Other operating expenses	7,673	18,434	—	—	26,106
Total operating expenses	105,772	119,481	—	—	225,253

OTHER INCOME/(EXPENSE)	1,314	2,054	—	—	3,368

NET INTEREST EXPENSE	(5,906)	(6,536)	—	—	(12,442)

INCOME BEFORE TAXES	86,464	80,303	—	—	166,766

INCOME TAXES:

Federal	28,239	26,227	—	—	54,466
State	5,914	5,493	—	—	11,407
Total income taxes	34,153	31,720	—	—	65,873

NET INCOME	$52,310	48,583	—	—	100,893

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,965	78,306	—	—	78,137
Diluted	83,370	83,935	—	—	83,659

EARNINGS PER SHARE:

Basic	$0.67	0.62	—	—	1.29
Diluted	$0.63	0.58	—	—	1.21

GROSS SALES (in millions):

Mutual funds	$1,682	1,859	—	—	3,540
Managed accounts-retail	2,759	2,260	—	—	5,019
Managed accounts-institutional	3,398	2,576	—	—	5,973
Closed-end funds	296	1,133	—	—	1,429
Total funds and accounts	$8,134	7,827	—	—	15,961

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
NET FLOWS (in millions):
Mutual funds	$1,015	621	—	—	1,636
Managed accounts-retail	(547)	(1,253)	—	—	(1,800)
Managed accounts-institutional	2,249	1,390	—	—	3,639
Closed-end funds	316	1,147	—	—	1,463
Total funds and accounts	$3,033	1,906	—	—	4,939

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$161,609	166,095	—	—	161,609
Acquisition of HydePark accounts	—	363	—	—	363
Sales — funds and accounts	8,134	7,827	—	—	15,961
Dividend reinvestments	103	108	—	—	210
Redemptions and withdrawals	(5,204)	(6,029)	—	—	(11,233)
Total net flows into funds and accounts	3,033	1,906	—	—	4,939
Appreciation/ (depreciation)of managed assets	1,453	3,238	—	—	4,691
End of period	$166,095	171,602	—	—	171,602

RECAP BY PRODUCT TYPE:
Mutual funds	$19,584	20,160	—	—
Closed-end funds	53,091	53,423	—	—
Managed accounts-retail	58,713	59,495	—	—
Managed accounts-institutional	34,707	38,524	—	—
Total assets under management	$166,095	171,602	—	—

RECAP BY MANAGER:
Nuveen	$79,430	78,703	—	—
NWQ	36,277	38,599	—	—
Rittenhouse	3,333	3,235	—	—
Santa Barbara	4,583	5,040	—	—
Symphony	8,953	10,293	—	—
Tradewinds	33,518	35,316	—	—
HydePark	—	415	—	—
Total assets under management	$166,095	171,602	—	—

RECAP BY STYLE:
Equity-based	$85,531	90,752	—	—
Municipals	64,519	64,014	—	—
Taxable income-oriented	16,045	16,836	—	—
Total assets under management	$166,095	171,602	—	—

(1)	Advisory fee revenue will fluctuate based on the number of days in the quarter — In 2007, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.